Exhibit 99

CONTACT:
	Investors:	REGIS CORPORATION:
For Immediate Release		Paul D. Finkelstein — President, CEO Randy L. Pearce — Executive Vice President, CFO Kyle P. Didier — Vice President, Finance (952) 947-7000
	Media:	BERNS COMMUNICATIONS GROUP:
Melissa Jaffin/Michael McMullan (212) 994-4660

REGIS CORPORATION REPORTS THIRD QUARTER EPS GROWTH OF 20 PERCENT
-Earnings per Diluted Share of $0.55 Tops Guidance by 4 Cents-
-2004 EPS Expected to Increase 18-to-19 Percent-

     MINNEAPOLIS, April 20, 2004 — Regis Corporation (NYSE:RGS), the global leader in the $140 billion hair care industry, today reported record financial results for its fiscal third quarter ended March 31, 2004. Consolidated revenues for the third quarter increased 14 percent to a record $481 million, compared to $422 million during the third quarter last year. Consolidated same-store sales increased 2.8 percent, compared to a 0.7 percent decrease during the same period last year. Third quarter earnings increased to a record $25.6 million, or $0.55 per diluted share, compared with $20.9 million, or $0.46 per diluted share, last year.

     As of March 31, 2004, Regis Corporation owned or franchised 9,886 salons compared to 9,353 salons as of March 31, 2003, a net increase of 533 salons. In the third quarter, the Company added a net total of 111 salons to its overall base by constructing 129 new salons, acquiring 115 salons (including 86 franchise buybacks) and franchisees opening an additional 55 salons. Regis Corporation and its franchisees relocated or closed 102 salons during the quarter.

     Paul D. Finkelstein, president and chief executive officer, commented, “Our proven growth strategy consisting of organic and acquisition revenues contributed to another quarter of outstanding results. Strong retail product sales and improved service sales combined to drive third quarter same-store sales above our expectations. These sales results, a reduction in our effective income tax rate and a weakening of the U.S. dollar contributed to quarterly earnings that exceeded the high-end of our guidance.” Mr. Finkelstein further commented, “We now anticipate earnings for fiscal year 2004 to be in a range of $2.27 to $2.29 per diluted share, an increase of 18 to 19 percent.”

     Mr. Finkelstein continued, “In addition to the acquisitions we announced last week, we plan to announce the acquisition of one of the premier private occupational cosmetology school chains in the United States during our fourth quarter. We have a signed contract; however, we must receive governmental approvals before we consummate the deal. Potential revenue and earnings accretion from this pending acquisition are not included at this time in our financial outlook for fiscal year 2004 or 2005.”

Fourth Quarter 2004 Outlook

     The following points pertain to changes in our financial outlook for the fiscal fourth quarter ending June 30, 2004:

     (For our comprehensive financial outlook please visit the Investor Information section of our corporate website at www.regiscorp.com).

•	Earnings per diluted share are expected to increase to a range of $0.57 to $0.59, compared to $0.50 for the same period a year ago.

•	Consolidated revenue is forecasted to grow approximately 13 percent to a range of $500 to $505 million, compared to $448 million for the same period a year ago. Consolidated same-store sales are projected to increase 1.0 to 1.5 percent.

Fiscal Year 2004 Outlook

     The following points pertain to changes in our financial outlook for the fiscal year ending June 30, 2004:

•	Exclusive of future acquisitions, earnings are expected to increase 18 to 19 percent to a range of $2.27 to $2.29 per diluted share versus our previous guidance of $2.21 to $2.24.

•	Exclusive of future acquisitions, consolidated revenue is forecasted to grow to approximately $1.92 billion, an increase of 14 percent. Our previous guidance was for revenue growth of 11 to 12 percent to a range of $1.86 to $1.88 billion.

•	Full year consolidated same-store sales are projected to increase to the low-to-mid 2.0 percent range, which assumes same-store sales of 1.0 to 1.5 percent in the fourth quarter of fiscal 2004. Our previous fiscal year same-store sales guidance was for an increase of 1.7 to 2.0 percent.

•	We anticipate spending at least $80 million for acquisitions. Previously, we forecasted spending $60 to $75 million.

•	Capital expenditures, excluding acquisitions, are projected to be $75 to $80 million compared to our previous forecasted range of $85 to $90 million.

Fiscal Year 2005 Outlook

     “As we have done in the past, we are providing our initial forecast for the upcoming fiscal year in conjunction with our third quarter press release,” commented Randy L. Pearce, executive vice president and chief financial officer. “We remind investors that our forecast excludes revenue and earnings from future acquisitions. While acquisitions are a key component of our overall growth strategy, uncertainty as to the size and timing of future acquisitions make it difficult to forecast the benefits we may realize in fiscal year 2005. In the upcoming year, we anticipate spending up to $90 million to acquire up to 500 salons. Including earnings accretion from future acquisitions, we anticipate double-digit earnings growth for the fiscal year.”

     Mr. Pearce continued, “Equity compensation incentives have been and will continue to be an important retention tool for Regis corporate and field personnel. Therefore, on May 4th our Board of Directors will seriously consider adopting prospective accounting treatment for expensing equity compensation plans, including stock options. Anticipating approval, we have included three cents per share of expense in our initial fiscal year 2005 outlook.”

     The following points pertain to the fiscal year ending June 30, 2005:

•	Exclusive of future accretive acquisitions, earnings are expected to increase 6 to 9 percent to a range of $2.43 to $2.47 per diluted share, assuming a share count of 46.6 million shares.

•	Exclusive of future acquisitions, consolidated revenue is forecasted to grow to $2.06 to $2.08 billion, an increase of 7 to 8 percent. Consolidated same-store sales are projected to increase 1.0 to 2.0 percent.

•	Service margins are projected to be in the 43 percent range of service revenue.

•	Product margins are expected to increase to the mid-49 percent range of product revenue.

•	Rent expense is expected to increase to the 15 percent range of company-owned revenue.

•	Direct salon expense is expected to be in the 9 percent range of company-owned revenue.

•	Salon level depreciation is expected to remain consistent with our expected fiscal 2004 rate of 3.4 percent.

•	Franchise direct costs are forecasted to be in a range of 53 to 55 percent of total franchise revenue.

•	Corporate and franchise support costs are expected to improve to less than 9.5 percent of consolidated revenue.

•	Corporate depreciation and amortization is forecasted to remain at 0.6 percent of total consolidated revenue.

•	Operating income is expected to be approximately 9.3 percent of consolidated revenue.

•	Interest expense is projected to be approximately $17 million, representing less than 1.0 percent of consolidated revenue.

•	Our effective income tax rate is expected to be 36 percent for fiscal year 2005.

•	We plan to build 550 to 600 new corporate salons and we anticipate franchisees to build over 300 franchised salons, excluding salon closures.

•	Net of salon closures, relocations and franchise buybacks, we anticipate adding over 1,000 salons during fiscal year 2005.

•	Our capital expenditures, excluding acquisitions, are projected to be $100 to $115 million, which includes $40 million for salon maintenance.

•	We anticipate spending up to $90 million to acquire up to 500 salons.

•	Total debt is expected to be in the range of $330 — 340 million, including acquisition expenditures, with debt-to-capitalization expected to improve to less than 30 percent.

     On April 20, 2004, the Company will host a conference call discussing third quarter results at 10:00 a.m., Central Time. Interested parties are invited to listen by logging on to www.regiscorp.com.

     Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons in the world. As of March 31, 2004, the Company operated and franchised 9,886 salons utilizing several concepts including: Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States, Canada, France, Italy, United Kingdom, Spain, Germany, Belgium, Switzerland, Poland and Puerto Rico.

     Regis Corporation is headquartered in Minneapolis, Minnesota. The Company’s common stock is traded on the New York Stock Exchange under the symbol RGS. For additional information about the Company, including a reconciliation of non-GAAP financial information and our current financial outlook, please visit the Investor Information section of the corporate website at www.regiscorp.com.

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition and price sensitivity within the personal hair care industry, which remains strong, both domestically and internationally; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on January 31, 2003. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE:RGS)
Salon Counts and Revenues
For the Nine Month Period Ending March 31, 2004

	March 31, 2004	June 30, 2003
SYSTEM -WIDE SALONS:

Company-owned Salons	5,986	5,563
Franchised Salons	3,900	4,054

Total Salons	9,886	9,617

SALON LOCATION SUMMARY

NORTH AMERICA:

REGIS SALONS
Open at beginning of period	1,096	1,016
Constructed	25	53
Acquired	4	73
Relocations and conversions	(8)	(14)
Closed	(28)	(32)

Net salon openings	(7)	80

Open at end of period	1,089	1,096

MASTERCUTS
Open at beginning of period	590	551
Constructed	24	47
Acquired	3	0
Relocations and conversions	(5)	(4)
Closed	(12)	(4)

Net salon openings	10	39

Open at end of period	600	590

TRADE SECRET
Company-owned Salons:
Open at beginning of period	517	490
Constructed	20	34
Acquired	12	10
Relocations and conversions	(2)	(4)
Closed	(3)	(13)

Net salon openings	27	27

Open at end of period	544	517

Franchised Salons:
Open at beginning of period	25	26
Constructed	1	0
Relocations and conversions (1)	(1)	0
Closed or sold	0	(1)

Net salon openings	0	(1)

Open at end of period	25	25

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	March 31, 2004	June 30, 2003
SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned Salons:
Open at beginning of period	1,033	861
Constructed	122	168
Acquired (1)	58	14
Relocations and conversions	0	(5)
Closed or sold	(5)	(5)

Net salon openings	175	172

Open at end of period	1,208	1,033

Franchised Salons:
Open at beginning of period	230	210
Constructed	30	33
Relocations and conversions (1)	(58)	(12)
Closed or sold	(1)	(1)

Net salon openings	(29)	20

Open at end of period	201	230

STRIP CENTERS
Company-owned Salons:
Open at beginning of period	1,928	1,476
Constructed	107	85
Acquired	140	446
Relocations and conversions	(15)	(16)
Closed or sold	(40)	(63)

Net salon openings	192	452

Open at end of period	2,120	1,928

Franchised Salons:
Open at beginning of period	2,172	1,988
Constructed	114	147
Acquired (3)	0	198
Relocations and conversions (1)	(131)	(82)
Closed or sold	(62)	(79)

Net salon openings	(79)	184

Open at end of period	2,093	2,172

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	March 31, 2004	June 30, 2003
INTERNATIONAL (2)

Company-owned Salons:
Open at beginning of period	399	382
Constructed	17	10
Acquired	27	17
Closed	(18)	(10)

Net salon openings	26	17

Open at end of period	425	399

Franchised Salons:
Open at beginning of period	1,627	1,684
Constructed	49	95
Relocations and conversions (1)	(9)	0
Closed or sold	(86)	(152)

Net salon openings	(46)	(57)

Open at end of period	1,581	1,627

Grand total, system-wide	9,886	9,617

TOTAL SYSTEM-WIDE SALONS

Company-owned Salons:
Open at beginning of period	5,563	4,776
Constructed	315	397
Acquired	244	560
Relocations and conversions	(30)	(43)
Closed	(106)	(127)

Net salon openings	423	787

Open at end of period	5,986	5,563

Franchised Salons:
Open at beginning of period	4,054	3,908
Constructed	194	275
Acquired	0	198
Relocations and conversions (1)	(199)	(94)
Closed or sold	(149)	(233)

Net salon openings	(154)	146

Open at end of period	3,900	4,054

Grand total, system-wide	9,886	9,617

(1)	Represents primarily the conversion of franchise operations to company-owned.

(2)	Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret divisions and not included in the International salon totals.

(3)	Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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	(Dollars in thousands)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Revenues by Concept:
Regis Salons	$122,325	$110,095	$361,416	$320,925
MasterCuts	43,630	42,907	130,847	127,838
Trade Secret	58,867	50,870	182,858	156,186
SmartStyle	77,344	58,544	215,755	165,815
Strip Center	127,220	115,431	376,385	345,065
International	51,987	44,468	147,285	120,468

	$481,373	$422,315	$1,414,546	$1,236,297

     Included in the table above are franchise revenues of $26,449 and $25,367 for the three months ended March 31, 2004 and 2003, respectively, and $79,115 and $77,352 for the nine months ended March 31, 2004 and 2003, respectively.

     In addition, the increase in international revenues during fiscal year 2004 includes $6,527 and $14,282 for the three and nine months ended March 31, 2004, respectively, related to fluctuations in foreign exchange rates, primarily associated with salons located in the United Kingdom. The foreign currency impact was calculated by multiplying current year revenues in local currency times the change in the exchange rate between the current period and the corresponding period of the prior fiscal year.

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2004 and June 30, 2003
(Dollars in thousands, except par value)

	March 31,	June 30,
ASSETS	2004	2003
Current assets:
Cash	$94,241	$59,680
Receivables, net	34,967	31,947
Inventories	160,932	156,827
Deferred income taxes	15,877	18,469
Other current assets	13,015	12,737

Total current assets	319,032	279,660
Property and equipment, net	372,482	356,725
Goodwill	422,558	372,618
Other intangibles, net	69,020	64,498
Other assets	40,453	39,454

Total assets	$1,223,545	$1,112,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$19,296	$21,123
Accounts payable	56,128	56,175
Accrued expenses	133,102	121,767

Total current liabilities	208,526	199,065
Long-term debt	266,375	280,634
Other noncurrent liabilities	82,298	70,452

Total liabilities	557,199	550,151

Shareholders’ equity:
Common stock, $.05 par value; issued and outstanding, 44,320,348 and 43,527,244 common shares at March 31, 2004 and June 30, 2003, respectively	2,216	2,176
Additional paid-in capital	220,634	207,650
Accumulated other comprehensive income	44,523	27,789
Retained earnings	398,973	325,189

Total shareholders’ equity	666,346	562,804

Total liabilities and shareholders’ equity	$1,223,545	$1,112,955

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Revenues:
Company-owned salons:
Service	$318,297	$281,772	$927,879	$815,536
Product	136,627	115,176	407,552	343,409

	454,924	396,948	1,335,431	1,158,945

Franchise revenues:
Royalties and fees	18,395	17,176	54,884	51,574
Product sales	8,054	8,191	24,231	25,778

	26,449	25,367	79,115	77,352

Total revenues	481,373	422,315	1,414,546	1,236,297
Operating expenses:
Company-owned salons:
Cost of service	182,093	159,096	524,075	459,407
Cost of product	68,940	57,627	207,942	170,902
Direct salon	41,981	35,706	119,682	105,496
Rent	66,394	59,318	194,212	170,020
Depreciation	15,574	13,899	45,465	39,655

	374,982	325,646	1,091,376	945,480
Franchise direct costs, including product and equipment	15,026	14,408	43,875	43,617
Corporate and franchise support costs	44,396	40,795	135,504	120,010
Depreciation and amortization	2,975	2,850	9,383	8,991

Total operating expenses	437,379	383,699	1,280,138	1,118,098

Operating income	43,994	38,616	134,408	118,199
Other income (expense):
Interest	(4,824)	(5,180)	(13,043)	(15,704)
Other, net	452	172	1,123	847

Income before income taxes	39,622	33,608	122,488	103,342
Income taxes	(14,068)	(12,717)	(44,314)	(39,161)

Net income	$25,554	$20,891	$78,174	$64,181

Net income per share:
Basic	$.58	$.48	$1.78	$1.48

Diluted	$.55	$.46	$1.70	$1.42

Weighted average common and common equivalent shares outstanding:
Basic	44,241	43,335	43,920	43,271

Diluted	46,367	45,204	46,036	45,232

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REGIS CORPORATION (NYSE:RGS)
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$78,174	$64,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	52,729	46,407
Amortization	2,574	2,698
Deferred income taxes	5,601	(387)
Other	1,773	565
Changes in operating assets and liabilities*:
Receivables	(626)	(4,535)
Inventories	(832)	(32,155)
Other current assets	491	3,380
Other assets	(2,347)	(7,023)
Accounts payable	3,690	3,178
Accrued expenses	16,688	30,985
Other noncurrent liabilities	6,676	4,310

Net cash provided by operating activities	164,591	111,604

Cash flows from investing activities:
Capital expenditures	(52,356)	(49,561)
Proceeds from sale of assets	81	839
Business and salon acquisitions, net of cash acquired	(52,494)	(55,857)

Net cash used in investing activities	(104,769)	(104,579)

Cash flows from financing activities:
Borrowings on revolving credit facilities	396,975	636,030
Payments on revolving credit facilities	(407,950)	(633,930)
Proceeds from issuance of long-term debt	12,196	0
Repayments of long-term debt	(22,685)	(8,673)
Other, primarily decrease in negative book cash balances	(8,897)	(3,539)
Dividends paid	(4,400)	(3,900)
Repurchase of common stock	(8,200)	(21,694)
Proceeds from issuance of common stock	14,746	3,326

Net cash used in financing activities	(28,215)	(32,380)

Effect of exchange rate changes on cash	2,954	356

Increase (decrease) in cash	34,561	(24,999)
Cash:
Beginning of period	59,680	87,103

End of period	$94,241	$62,104

*	Changes in operating assets and liabilities do not include assets and liabilities assumed through acquisitions.

END